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                                                            Exhibit 10(i)



                          GDC ENVIRO-SOLUTIONS, INC.

                             EMPLOYMENT AGREEMENT

                             KATHLEEN J. ELNAGGAR


     THIS AGREEMENT is made as of 1 September 1995 by and between GDC ENVIRO-SOLUTIONS, INC., a Louisiana corporation, hereinafter called "Company," and KATHLEEN J. ELNAGGAR hereinafter called "Employee." GDC HOLDINGS, INC., upon formation, will guarantee the obligations of Company.

     1. NATURE AND PURPOSE OF AGREEMENT. Employee desires to perform executive and managerial services as an employee of the Company. The board of directors of the Company (Board) has determined what reasonable compensation will be paid to Employee and has offered employment for such compensation and any of the other benefits discussed below. Employee is willing to accept employment with Company on such terms. This Agreement is a personal services agreement and cannot be assigned other than as provided in section 15, nor can any of Employee's duties be subcontracted to others.

     2. EMPLOYMENT. Company hereby employs Employee. Employee hereby accepts employment from Company upon the terms and conditions set forth in this Agreement.

     3. TERM. The term of employment under this Agreement is for a period of three (3) years, commencing on the date above first written and terminating on the last day of the 31 August 1998, unless otherwise terminated as provided in this Agreement.

     4. COMPENSATION. For all services rendered by this Agreement, Company will pay Employee an annual salary of One Hundred Fifty Thousand Dollars ($150,000), such salary to be paid in equal amounts on or before the fifteenth
(15th) and last day of each month.

     5. INSURANCE. The current life, disability, and health insurance provided by the Company for the Employee will be continued during the term of this Agreement at the Company's expense.

     6. EXECUTORY RIGHTS UNDER CERTAIN PLAN OR PLANS. Company agrees that nothing contained herein is intended, or will be deemed to be granted to Employee in lieu of any rights or privileges to which Employee may be entitled as an Employee of Company under any retirement, pension, profit sharing, insurance, hospitalization, health, or other plan or plans which may now be in effect or which may be adopted hereafter.

     7. TERMINATION BY DEATH. In the event of Employee's death during the term of employment under this Agreement, Employee's legal representative will be entitled to receive the compensation due Employee through the last day of the calendar month in which Employee's death shall have occurred. Within sixty (60) days after the date of Employee's death, Company will pay to Employee's estate a death benefit of Five Thousand Dollars ($5,000.00).


                               Page 1 of 5 pages
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     8.   TERMINATION OTHER THAN BY DEATH. Employee may terminate employment under this Agreement upon not less than fifteen (15) days' written notice by Employee to the Company. The Company has no right to terminate employment under this agreement. Should the Company, its successors, affiliates, or assigns no longer require the personal services of Employee, the Company will nonetheless be obligated to pay the compensation set forth in Paragraph 4 for the remainder of the term.

     9. RIGHTS UPON TERMINATION. In the event employment under this Agreement is terminated by Employee pursuant to the terms of clause 8, above the Company will pay Employee that pro rata portion of Employee's annual salary up to and
                       --------
including the date of termination of employment. For all purposes of this section 9, the term "salary" will include accrued and un-forfeited but unpaid vacation, but exclude unused sick leave.

     10. EMPLOYEE'S DUTIES. Employee must devote all of his/her time and effort to the performance of her/his duties as an executive of Company and to perform such other lawful duties as are assigned from time to time by the Board. The job responsibilities are expected to focus on, but not be limited to, public and customer relations.

     11. OWNERSHIP OF DISCOVERIES. All inventions, discoveries, or improvements which are directly related to the Company's principal trade or business (e.g., environmental engineering) conceived or first reduced to practice (Discoveries), either alone or jointly with others, from the date of employment with Company and for a period of one year after termination of employment will belong to Company. The Company's ownership is to be absolute no matter where the Discovery is made, whether or not the Discovery is patentable or protectable as a trade secrets, or whether or not it is related in any way to any product, process, or other Discovery owned by the Company. Employee must sign any and all documents reasonably necessary to effectuate the complete ownership in all jurisdictions of the Discovery by Company. Employee must promptly disclose to Company any Discovery. All expenses of filing or prosecuting any claims are to be the sole responsibility of Company. Company may only abandon its right to Employee by a written assignment.

     12.  DUTY OF LOYALTY.

          a. During employment, Employee will have access to trade secrets and other confidential or proprietary information, some of which may be produced by Employee (collectively, Confidential Information). Any information produced by Employee during employment will belong to Company.

          b. During the term of employment under this Agreement and thereafter,Employee will neither disclose any Confidential Information nor at any time remove or retain without Company's express consent any figures, calculations, letters, papers, or other Confidential Information of any type or description.

          c.   Employee also warrants and covenants that, without the prior
                        ----
written permission of Company, (s)he will not disclose, reveal, divulge, or make known to any person (outside the Company), firm, corporation, or entity, nor will (s)he use for any purpose outside Company's business: (i) the Company's clientele lists, (ii) the contents of any process, (iii) any data, (iv) any samples or materials, (v) any consulting information, (vi) any methods or office procedures, (vii) any filing systems, (viii) any computer software systems, subsystems, routines,
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and subroutines, (ix) any proprietary rights or work product developed for or on behalf of Company (except information within the public domain), (x) any information regarding any trade secrets or confidential information reposed in him by Company, or (xi) any information regarding the transactions of Company with its clients or the state of the accounts of the individuals, firms, corporation, or others with whom Company does business.

          d. No obligation of confidentiality will exist as to information and material that:
              (i) at the time of disclosure is public knowledge or, after disclosure become public knowledge in a manner unrelated to the disclosure and through no act or omission of Employee or
              (ii) was known to Employee as evidenced by written records prior to his initial affiliation with the Company or
              (iii)  is received from a third party who did not, directly or indirectly, obtain the information or material from the Company or
              (iv)  is required to be disclosed by a Court (including an established form of alternative dispute resolution) or government agency, provided that Company is given reasonable notice and opportunity to contest the required disclosure.

          e. Further, Employee during the term of employment under this Agreement and for a period of two (2) years after termination of employment (whether such termination occurs during or after the term of employment under this Agreement), warrants and covenants not to compete with the Company, whether as an owner or employee, directly or indirectly, within the boundaries of the following parishes in the State of Louisiana: Ascension, East Baton Rouge, West Baton Rouge, Iberville, Rapides, St. Bernard, St. James, and St. John the Baptist and within the boundaries of the municipalities of (and counties encompassing) Freeport, Texas, Paterson, New Jersey, and Niagara Falls, New York. For the purposes hereof, cooperation with any person in a legal proceeding against the Company or against a client of the Company will be deemed a violation of this covenant not to compete. Furthermore, soliciting the employment of any employee of Company will be deemed a violation of this covenant not to compete. Should any Court or other legal authority determine that the non-competition area set out is too large to be enforceable, then such authority is to redefine the area to the maximum that can be enforced, and the non-competition clause, as so amended is to be fully enforced.

          f. Upon proper proof, Company will be entitled to obtain an injunction requiring compliance with the terms of this Section 12 notwithstanding any provision herein for the payment of liquidated damages. Furthermore, Employee acknowledges that it is not possible to measure adequately the cost to the Company for any breach of this Section 12; accordingly, Employee agrees to pay as liquidated damages: () the amount of Five Thousand Dollars ($5,000) for each and every breach of the confidentiality provisions of paragraphs 12.a or 12.b, and () the amount of Five Thousand Dollars ($5,000) for each week or part of a week that Employee breaches the non-competition agreement provision of paragraph 12.c.

     13. NOTICES. Any notices required or permitted to be given under this Agreement will be sufficient if in writing and if sent by registered mail to the last known residence of Employee or to the principal office of the Company, as the case may be. Other means that provide for actual delivery of a written notice are also effective.
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     14.  WAIVER OF BREACH.  Waiver by either party of a breach of any provision of this Agreement by the other will not operate, or be construed, as a waiver of any subsequent breach.

     15. ASSIGNMENT. In the event of sale, assignment, or other transfer of the Company's business or a substantial part of its assets or of the Company's merger into or consolidation with another corporation, the rights and benefits of the Company under this Agreement will be transferable; however, the Company's obligations and liabilities will continue in force unless and until the transferee, in writing, assumes the full performance on the Company's behalf of all the terms and provisions hereof to be performed following the date of such assignment, with the same force and effect as if such transferee originally had been a party to this Agreement.

     16. INTEGRATION. This agreement constitutes the final expression by the parties of their agreement with respect to the subject matter hereof. This replaces all prior discussions, writings, and other communications.

     17. AMENDMENT. This agreement is not to be amended except in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is addressed.

     18. GENDER AND PLURALITY. Wherever applicable, the pronouns designating the masculine or neuter will equally apply to the feminine, neuter, or masculine genders. Furthermore, wherever applicable within this contract, the singular will include the plural and vice versa.

     19. CAPTIONS. Article, section, and paragraph captions and headnotes are for reference purposes only and will not be considered to affect context.

     20. SEVERABILITY. Should any part of this agreement be found by a Court of competent jurisdiction to be void or against public policy, such part is to be deleted; but the contract, as so amended, is to remain in full force and effect.

     21.  LIABILITY AND LIMITATIONS THEREOF.

          a. Any party is entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this contract, said right to be in addition to any of the remedies otherwise available.

          b. Neither party is to be liable for any delay due to causes beyond the reasonable control of such party. In the event of such cause, the party delayed is to notify the other promptly of the cause of the delay and of the expected length of the delay.

          c. Neither party will be liable to the other under or related to this contract for any special, indirect, or consequential damages, including, but not limited to lost profits, even if the parties or any of them have knowledge of the possibility of such damages.

     22. CHOICE OF LAW. This Agreement is to be governed by the laws of the State of Louisiana.

     23. LEGAL PROCEEDINGS AND VENUE. Should there be any legal proceedings, all parties consent to jurisdiction and venue for legal proceedings with respect to any claim or dispute
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hereunder or in any way related to the employment in the Nineteenth Judicial
District Court in and for the Parish of East Baton Rouge, Louisiana.

     24. GUARANTOR. GDC HOLDINGS, INC. (HOLDINGS) intervenes herein to affirm and to consent to the mutual covenants and conditions set forth in this Agreement. HOLDINGS guarantees the obligations of the Company. HOLDINGS will perform Company's obligations, including but not limited to, the obligation to continue Employee's compensation as set forth in paragraph 4 during the entire term of this Agreement, in the event that Company should fail to perform. HOLDINGS guarantee will continue in full force and effect notwithstanding the valid transfer of any rights pursuant to paragraph 15.

     SIGNED by the parties hereto on the day and year first above written as the free act and deed of the signatory.

                                   COMPANY:

                                             GDC Enviro-Solutions, Inc.
(SEAL)


/s/ Donald L. Murphy                    By:  /s/ Harry C. Conger
----------------------------                 -------------------------
Secretary                                    Chief Executive Officer

                                   EMPLOYEE:



                                             /s/ Kathleen J. Elnaggar
                                             -------------------------
                                             KATHLEEN J. ELNAGGAR


                                   GUARANTOR:

                                             GDC Holdings, Inc.
(SEAL)


/s/ James W. Muzzy                      By:  /s/ Harry C. Conger
----------------------------                 -------------------------
Secretary                                    Chief Executive Officer